UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
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Tandy Brands Accessories, Inc.

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The following slide presentation was presented to RiskMetrics Group on October 17, 2008 by Tandy Brands Accessories, Inc. (the “Company”) and may be used by the Company to make presentations to other corporate governance organizations or Company stockholders in the future.
Important Information
The Company filed a Definitive Proxy Statement in connection with its 2008 Annual Meeting of Stockholders with the Securities and Exchange Commission on September 23, 2008. Stockholders are strongly advised to read the Proxy Statement carefully, as it contains important information. The Company and certain other persons are deemed participants in the solicitation of proxies from stockholders in connection with the 2008 Annual Meeting of Stockholders. Information concerning such participants is available in the Company’s Proxy Statement. Stockholders may obtain, free of charge, copies of the Company’s Proxy Statement and any other documents the Company files with or furnishes to the SEC in connection with the 2008 Annual Meeting of Stockholders through the SEC’s website at www.sec.gov, through the Company’s website at www.tandybrands.com or by contacting the Company’s proxy solicitor, The Altman Group, toll free at (866) 721-1478.

Investor Presentation October 17, 2008 CONFIDENTIAL

EXCEPT FOR HISTORICAL INFORMATION, STATEMENTS MADE DURING THIS PRESENTATION ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED OR EXPECTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHER THINGS, THE COMPETITIVE ENVIRONMENT IN THE INDUSTRY IN GENERAL AND IN THE COMPANY'S SPECIFIC MARKET AREAS, INFLATION, CHANGES IN THE COST OF GOODS AND SERVICES AND ECONOMIC CONDITIONS IN GENERAL AND IN THE COMPANY'S SPECIFIC MARKET AREA. THOSE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SEC.

5 Company Overview Tandy Brands Accessories, Inc. (TBA) is a leading designer and marketer of men's, women's and children's branded accessories Several well-publicized factors combined to make fiscal 2008 a very challenging year for the American economy. These factors had a direct impact on our retail partners as consumers cut back on spending. As a result, retailers reduced their replenishment inventory levels. In a difficult retail environment, Tandy Brands has been making difficult choices and taking steps to streamline operations and return to profitability. Eliminated certain women's categories in Fiscal 2007, enhancing gross margin by 500 basis points Moved domestic manufacturing overseas, which improved gross margins. Reduced headcount by 20% in Fiscal 2008 Consolidated warehouses by closing the West Bend facility in Wisconsin, which reduced operating costs. Took a $18.7 million inventory write down for our out of program and slow moving product lines, which will reduce operating costs. With these primarily cost-driven initiatives completed, Tandy Brands is now positioned to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth. to improve profitability and cash flow and is prepared for growth.

7 Retail Distribution Retail Distribution Office Supply Sporting Goods E-Commerce Website Specialty Chains National Chains Military Exchanges Automobile & Tire Stores Outlet Stores Premium Market Golf Pro Shops Wholesale Clubs Drug Stores Shoe Stores TV Shopping Uniform Stores Ind. Specialty Stores Supermarkets Department Stores Catalogs Catalogs Mass Merchants TBA's strategic objective of "across the board" selling has resulted in the successful placement of our products into nearly every type and size of retail operation including:

9 TBA's Key Retail Partners Mass Merchants Department Stores National Chains Kohl's Macy's Belk Bon-Ton /Carson's Dillard's Boscov's The Bay (Canada) Gottschalk's Stage Peebles Wal-Mart (U.S., Canada & Mexico) Target Fred Meyer ShopKo Zellers (Canada) Big Lots Pamida JCPenney (U.S. & Mexico) Stein Mart AAFES Casual Male Academy Sports & Outdoors Tractor Supply Marshall's Goody's Moores (Canada) TJ Maxx 7,000+Accounts 7,000+Accounts

11 Brands by Retail Segment Brands by Retail Segment Brands by Retail Segment Brands by Retail Segment Licensed Private Proprietary

13 Investment Highlights Strong margin structure and improving profitability Record of strong gross margins on products The Company produced a 34.4% and 35.7% gross margin in Fiscal 2008 and 2007, respectively Commitment to relentless focus on Total Shareholder Return (TSR) Strong sourcing capabilities The Company has strong relationships with a number of high-quality, low-cost foreign manufacturers who provide products manufactured to our specifications Most of our products are manufactured by third-party suppliers in China, the Dominican Republic, India, Italy, Mexico and Taiwan, with only a small percentage manufactured in Canada and the US. Factory relationships for certain key merchandise categories such as belts and small leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years leather goods span over 30 years

15 Investment Highlights (continued) Design leadership, strong merchandising and category management capabilities Leading designer and marketer of branded men's, women's and children's accessories employing 10 talented designers and merchandisers with 75 years of experience cumulatively The Company has expertise in multiple categories, including men's, women's and boys' belts; men's and women's small leather goods; handbags; sporting goods; and gift accessories Tandy Brands is able to offer its retail partners extensive category management skills MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3

17 Fiscal 2008 Momentum to Build On Established relationships with T.J. Maxx and Marshall's, adding a potential of more than 1,800 doors. Added the Rolfs brand men's small leather goods at Kohl's and Macy's South. Placed women's leather products at Macy's Central under our Tiara by Princess Gardner brand. Placed the Sonoma women's belt line at Kohl's Launched the legendary skateboarder Tony Hawk young men's belt program at Kohl's. at Kohl's. at Kohl's. at Kohl's. at Kohl's. at Kohl's. at Kohl's. at Kohl's. at Kohl's. at Kohl's. at Kohl's.

19 Tandy Brands 2009 Plan Our primary business activities in fiscal 2009 will focus on stabilizing the core business and building a solid platform for future growth. These efforts will include: Pursuing profitable growth Adding the Croft & Barrow ladies' belt line at Kohl's Increasing distribution of our totes gifts to mass merchants and department stores Gaining new customers through our branded product offerings, new licenses or private label programs Improving ROI performance Improve margins Aggressively remove non-productive SG&A costs Improve working capital management Building capabilities for future success Assess talent, structure, systems and processes Core competencies to be built include: product design, supply chain excellence Develop long-range strategic plan in 100 days

21 Tandy's Board: Independent and Well-Qualified 8 total directors on the board All but Britt Jenkins (Chairman) are independent, non-employee directors Two directors currently up for re-election: 1. Britt Jenkins (36 years apparel experience) 2. George Lake (strong financial background) Nominees have nearly 22 years of experience on Tandy Brands Board Appointed Grady Rosier as Lead Independent Director in 2008 Appointed Grady Rosier as Lead Independent Director in 2008 Appointed Grady Rosier as Lead Independent Director in 2008 Appointed Grady Rosier as Lead Independent Director in 2008 Appointed Grady Rosier as Lead Independent Director in 2008 Appointed Grady Rosier as Lead Independent Director in 2008 Appointed Grady Rosier as Lead Independent Director in 2008 Appointed Grady Rosier as Lead Independent Director in 2008 Appointed Grady Rosier as Lead Independent Director in 2008 Appointed Grady Rosier as Lead Independent Director in 2008

23 J.S.B. Jenkins, age 65 Mr. Jenkins served as President and Chief Executive Officer of our Company until September 30, 2008, and as a member of our Board of Directors since our formation in November 1990. He was appointed Chairman of the Board in February 2008. Mr. Jenkins served as Executive Vice President of The Bombay Company, Inc ("Bombay") from July 1, 1985 until December 31, 1990, and as Vice President of Bombay from 1980 until 1985. He also served as the President of Tandy Brands Accessories division of Bombay from April 1986 until the spin-off of that division in December 1990. In 1978, Mr. Jenkins was named President of Tex Tan Welhausen Co., a division of Bombay, where he served until becoming an officer of Bombay. Mr. Jenkins was Vice President and Production Manager of Tex Tan Welhausen Co. from 1974 until 1977 and was named Executive Vice President of that division in 1977. Mr. Jenkins currently serves on the Board of Directors of Luby's, Inc. and Hardware Resources and serves on the Southwest (Northern) Advisory Board of the Liberty Mutual Insurance Company. Mr. Jenkins also is a member of the Texas A&M University College of Business Administration/Graduate School of Business Development Council, the Texas A&M University President's Council, and the Advisory Board of Directors of the Texas A&M University 12th Man Foundation. Mr. Jenkins earned a bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. bachelor of business administration degree in Marketing from Texas A&M University. Tandy's Board: Independent and Well-Qualified Nominees

25 Tandy's Board: Independent and Well-Qualified Nominees (Cont'd) George C. Lake, age 56 Mr. Lake joined our Board of Directors in August 2004. In 1999, Mr. Lake founded Lake Real Estate and Investments, a real estate investment, investment banking and advisory company headquartered in The Woodlands, Texas, focusing on real estate and real-estate related operating businesses and has been the managing partner since such time. Mr. Lake earned both a bachelor of science degree in business administration and a master degree in business administration from Miami University in Oxford, Ohio. administration from Miami University in Oxford, Ohio. administration from Miami University in Oxford, Ohio. administration from Miami University in Oxford, Ohio. administration from Miami University in Oxford, Ohio. administration from Miami University in Oxford, Ohio. administration from Miami University in Oxford, Ohio. administration from Miami University in Oxford, Ohio. administration from Miami University in Oxford, Ohio.

27 Board has been proactive and engaged Hired new CEO effective October 1, 2008 with significant retail experience. Hired investment bank to explore strategic alternatives for maximizing shareholder value Hired Fianaco in December 2006 Evaluated a range of alternatives and options Including sale of the company and acquisitions Determined that the best course of action at the time was to focus on increasing predictable and sustainable cash flow from core business Worked with management to develop and implement plan to right size the business through cost reductions and facility consolidation Worked with management to develop strategic plan to build platform for future growth Made a series of corporate governance improvements Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations Added shareholder to Board in 2007 to bring a different perspective to Board deliberations

New Chief Executive Officer

TANDY·BRANDS ACCESSORIES, INC.

- Proactive search started by the Board in March 2008
  - The Board interviewed 5 candidates
- Board hired Rod McGeachy as President and CEO effective October 1.
- Rod holds an MBA from Harvard University
- Prior to joining Tandy Brands:
  - Vice President, Strategy and Business Development at VF Jeanswear Americas – a $2.9 billion revenue division of VF Corporation which includes the Wrangler and Lee brands
    - ✓ Among his responsibilities at VF Jeanswear:
      - ✓ Driving revenue growth, restructuring and cost reductions
      - ✓ New business development, including organic growth, new brand creation and brand acquisitions
  - Rod has also held marketing and management positions at Russell Corporation, HanesBrands, Inc and Accenture

15

31 Financial Strengthening Initiatives: A Platform for Future Growth Closing our distribution facility in West Bend, Wisconsin, with an associated cost of $756,000. This was a part of our distribution consolidation that will reduce operating costs. Took an inventory write-down of $18.7 million for out-of-program and slow- moving product lines. These write-downs were taken on all categories but were focused on our belt and small leather goods. These write downs will reduce operation costs. Reduced head count by 185 people, or about 20% of total employees. Over the last 18 months operating expenses have been reduced by $9 million and significantly reduced the working capital needed to operate the business. Negotiated new two year credit facility with Comerica in a difficult credit environment. environment. environment. environment. environment. environment. environment. environment. environment. environment. environment. environment. environment. environment. environment. environment. environment.

33 Corporate Governance Risk Metrics' Corporate Governance Quotient ("CGQ") ratings have been dramatically improved. Tandy Brands Accessories, Inc. outperformed 92.9% of the companies in the CGQ Universe and 76.2% of the companies in the Consumer Durables & Apparel group (as of October 1, 2008). Accelerated the expiration of the Company's stockholder rights plan. Voluntary implemented majority voting standard for directors in uncontested elections. Approved declassification of the Board of Directors and began implementation. Appointed William Summitt to the Board of Directors. Mr. Summittt, a shareholder activist who engaged in a proxy contest with the Company last year, has provided a new voice on the Board. Recently hired Rod McGeachy as the Company's new President and Chief Executive Officer. We expect Rod to provide a fresh view on the challenges facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability. facing the Company and continue the Company's return to profitability.

35 Executive Compensation Is Not Unreasonable Base compensation for Britt Jenkins has not increased since July 1, 2005. Executive officers have not received bonuses since fiscal 2004. Executive officers have not received grants of restricted stock or options since July 1, 2005. Britt Jenkins voluntarily agreed to the termination of the Company's Supplemental Executive Retirement Plan in August 2005, foregoing benefits he would have otherwise been entitled to as part of his 34 years of service with the Company and its predecessors. Approximately $330,000 of Britt Jenkins' "total compensation" for the past three fiscal years is merely an accrual of benefits under the agreement to terminate the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan. the Supplemental Executive Retirement Plan.

37 Board Compensation Is Not Unreasonable Overall board compensation for the Company's independent directors is, according to the Company's independent compensation consultant, within the 50th-75th percentile for companies with Net Sales under $500 million. Board retainers and meeting fees have not changed since July 1, 2005 (other than to reduce fees for telephonic meetings). Board members voluntarily waived formula equity grants in 2006 that they would have otherwise been entitled to under the Company's equity plans. Higher compensation in fiscal 2008 due to increased meetings (and related meeting fees) resulting from exploration of strategic alternatives and 2007 proxy contest. proxy contest. proxy contest. proxy contest. proxy contest. proxy contest. proxy contest. proxy contest. proxy contest. proxy contest. proxy contest. proxy contest. proxy contest. proxy contest.

39 Dissident Nominees: Lacking in Expertise and Offer No Strategic Vision Dissident nominees: have NO EXPERIENCE serving on the board of a public company. Have NO OPERATIONAL EXPERIENCE in running a public or private company. Have NO EXPERIENCE in the accessories or retail industry. Dissident is seeking two seats - represents one-fourth of the board. Senior management has been in conversations with Nick Levis over the past 12 months Tandy Brands has signed a confidentiality agreement with Nick Levis NSL's nominees: Nick Levis - 29 year old hedge fund manager Evan Kagan - aviation lawyer

41 Summary Tandy has an active and engaged Board Taken steps to maximize shareholder value and improve corporate governance Hired new CEO Dissident nominees not qualified and offer no new strategic ideas Dissident nominees not qualified and offer no new strategic ideas Dissident nominees not qualified and offer no new strategic ideas Dissident nominees not qualified and offer no new strategic ideas Dissident nominees not qualified and offer no new strategic ideas Dissident nominees not qualified and offer no new strategic ideas

Your Vote is Important - Protect Your Investment Support the Tandy Board's Nominees Vote the WHITE proxy today!